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                                                                   EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (File No. 333-25233) and related
Prospectus Supplement of Nabors Industries, Inc. and to the incorporation by reference therein of our report dated April 17, 1997, with respect to the financial statements of Bonray Drilling Corporation incorporated by reference in the Current Report on Form 8-K dated March 1, 1999 of Nabors
Industries, Inc.



                                                ERNST & YOUNG LLP


Oklahoma City, Oklahoma
March 1, 1999